Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eton Pharmaceuticals, Inc. of our report dated March 14, 2024 on the financial statements of Eton Pharmaceuticals, Inc. as of December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2024.

/s/ KMJ Corbin & Company LLP

Glendora, California

November 19, 2025